As filed with the Securities and Exchange Commission on May 3, 2004

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        --------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       -----------------------------------
                               AFLAC INCORPORATED
             (Exact name of registrant as specified in its charter)
Georgia                                                58-1167100
(State or jurisdiction of                   (I.R.S. Employer Identification No.)
incorporation or organization)
                            1932 Wynnton Road      31999
                          Columbus, Georgia     (Zip Code)
                    (Address of principal executive offices)
                       -----------------------------------
                             AFLAC Incorporated 2004
                            Long-Term Incentive Plan
                            (Full title of the plan)
                      ------------------------------------
                                 Audrey Tillman
                              Senior Vice President
                               AFLAC Incorporated
                             Worldwide Headquarters
                                1932 Wynnton Road
                             Columbus, Georgia 31999
                                 (706) 323-3431
                      (Name, address and telephone number,
                   including area code, of agent for service)
                      ------------------------------------
                          Copies of communications to:
                             Michael P. Rogan, Esq.
                    Skadden, Arps, Slate, Meagher & Flom LLP
                           1440 New York Avenue, N.W.
                            Washington, DC 20005-2111
                                 (202) 371-7000
                       -----------------------------------

                         CALCULATION OF REGISTRATION FEE
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

                                                   Proposed Maximum        Proposed Maximum        Amount of
Title of Securities        Amount To Be            Offering Price Per      Aggregate Offering      Registration Fee
To Be Registered           Registered              Share (1)               Price
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par          25,000,000 shares       $42.06                  $1,051,500,000          $133,225.05
value $.10 per share       (2)
===================================================================================================================================


(1) Pursuant to Rule 457(h) of the Securities Act of 1933, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is based on the average of the high and low sales prices of the Common Stock on the New York Stock Exchange on April 29, 2004.

(2) If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered by this Registration Statement changes, the provisions of Rule 416 under the Securities Act shall apply to this Registration Statement, and this Registration Statement shall be deemed to cover the additional securities resulting from the split of, or the dividend on, the securities covered by this Registration Statement.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

   * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement as required by Rule 428(b).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents have been filed with the Securities and Exchange Commission (the "SEC") by AFLAC Incorporated, a Georgia corporation ("AFLAC"), and are incorporated herein by reference and made a part hereof:

     (a) AFLAC's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (b) All other reports filed by AFLAC pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2003; and

     (c) The description of AFLAC's Common Stock, par value $.10 per share, (the "Common Stock") contained in AFLAC's Registration Statement No. 2-42723 on Form S-1 filed with the SEC and incorporated by reference in AFLAC's Registration Statement on Form 8-A dated March 29, 1974, including any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by AFLAC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered pursuant to this Registration Statement have been sold or that deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     The validity of the securities described herein has been passed upon for AFLAC by Joey M. Loudermilk, Executive Vice President, General Counsel and Corporate Secretary for AFLAC. As of May 3, 2004, Mr. Loudermilk beneficially owned 364,113 shares of Common Stock and options to purchase 325,000 shares of Common Stock.

Item 6.  Indemnification of Directors and Officers.

         Subsection (a) of Section 14-2-851 of the Georgia Business Corporation Code (the "GBCC") provides that a corporation may indemnify or obligate itself to indemnify an individual made a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if: (1) such individual conducted himself or herself in good faith; and (2) such individual reasonably believed: (A) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation; (B) in all other cases, that such conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful. Subsection (d) of
Section 14-2-851 of the GBCC provides that a corporation may not indemnify a director: (1) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct; or (2) or in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity. Notwithstanding the foregoing, pursuant to Section 14-2-854, a court shall order a corporation to indemnify or give an advance for expenses to a director if such court determines the director is entitled to indemnification under Section 14-2-854 or if it determines that in view of all relevant circumstances, it is fair and reasonable, even if the director has not met the standard of conduct set forth in subsections (a) and (b) of Section 14-2-851 of the GBCC or was adjudged liable in a proceeding referred to in subsection (d) of Section 14-2-851 of the GBCC.

         Section 14-2-852 of the GBCC provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

         Subsection (c) of Section 14-2-857 of the GBCC provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 14-2-852 and may apply to a court under Section 14-2-854 for indemnification or advances for expenses, in each case to the same extent to which a director may be entitled to indemnification or advances for expenses under those provisions. In addition, subsection (d) of Section 14-2-857 provides that a corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, action of its board of directors or contract.

         The Bylaws of AFLAC provide for indemnification of officers and directors to the fullest extent permitted by such Georgia law. AFLAC's Articles of Incorporation also limit the potential personal monetary liability of the members of AFLAC's Board of Directors to AFLAC or its shareholders for certain breaches of their duty of care or other duties as a director.

         AFLAC maintains (i) director and officer liability insurance that provides for indemnification of directors and officers of AFLAC and of its majority-owned subsidiaries, and (ii) company reimbursement insurance that provides for indemnification of AFLAC and its majority-owned subsidiaries in those instances where AFLAC and/or its majority-owned subsidiaries indemnified its directors and officers.

Item 7.  Exemption from Registration Claimed.

  Not applicable.

Item 8.  Exhibits.

  The following is a list of exhibits filed as part of this Registration Statement.


Exhibit No.                          Description
----------                           -----------

4.1 AFLAC Incorporated 2004 Long-Term Incentive Plan (incorporated herein by reference to Exhibit B to the AFLAC 2004 Proxy Statement, filed March 15,
     2004).*

4.2 Articles of Incorporation of AFLAC Incorporated, as amended (incorporated herein by reference to Exhibit 3 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2000).*

4.3 Bylaws of AFLAC Incorporated, as amended and restated (incorporated herein by reference to Exhibit 3.1 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2003).*

5.1 Opinion of Joey M. Loudermilk, General Counsel of AFLAC Incorporated, regarding legality of the securities being registered.

23.1 Independent Auditors' Consent.

23.2 Consent of Counsel (included in opinion filed as Exhibit 5.1 hereto).

24.1 Powers of Attorney (included on the signature page of this Registration Statement).

* Incorporated By Reference

Item 9.  Undertakings.

     AFLAC hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for purposes of determining any liability under the Securities Act, each filing of AFLAC's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of AFLAC pursuant to the foregoing provisions, or otherwise, AFLAC has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by AFLAC of expenses incurred or paid by a director, officer or controlling person of AFLAC in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, AFLAC will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               SIGNATURES


     The Registrant. Pursuant to the requirements of the Securities Act, AFLAC
     -------------
certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Georgia, on this 3rd day of May, 2004.

                                             AFLAC INCORPORATED

                                             By: /s/ Daniel P. Amos
                                                 -----------------------
                                             Daniel P. Amos
                                             Chief Executive Officer,
                                             Chairman of the Board of Directors



                            POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, acting in the capacity or capacities stated opposite their respective names, hereby constitutes and appoints Daniel P. Amos, Joey M. Loudermilk, and Kriss Cloninger III, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable AFLAC Incorporated to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of this Registration Statement on Form S-8 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 3rd day of May, 2004.


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

SIGNATURE                                                      TITLE
---------                                                      -----

/s/ Kriss Cloninger III                      President, Chief Financial Officer, Treasurer and Director
-----------------------------
Kriss Cloninger III


/s/ Ralph A. Rogers Jr.                      Senior Vice President, Financial Services,
-----------------------------
Ralph A. Rogers Jr.                          Chief Accounting Officer


/s/ J. Shelby Amos II                        Director
-----------------------------
J. Shelby Amos II


/s/ Michael H. Armacost                      Director
-----------------------------
Michael H. Armacost


/s/ Joe Frank Harris                         Director
-----------------------------
Joe Frank Harris


/s/ Elizabeth J. Hudson                      Director
-----------------------------
Elizabeth J. Hudson


/s/ Kenneth S. Janke Sr.                     Director
-----------------------------
Kenneth S. Janke Sr.


/s/ Douglas W. Johnson                       Director
-----------------------------
Douglas W. Johnson


/s/ Robert B. Johnson                        Director
-----------------------------
Robert B. Johnson


/s/ Charles B. Knapp                         Director
-----------------------------
Charles B. Knapp


/s/ Hidefumi Matsui                          Director
-----------------------------
Hidefumi Matsui




/s/ Nobuhiro Mori                            Director
-----------------------------
Nobuhiro Mori


/s/ E. Stephen Purdom                        Director
-----------------------------
E. Stephen Purdom


/s/ Barbara K. Rimer                         Director
-----------------------------
Barbara K. Rimer


/s/ Marvin R. Schuster                       Director
-----------------------------
Marvin R. Schuster


/s/ Glenn Vaughn Jr.                         Director
-----------------------------
Glenn Vaughn Jr.


/s/ Robert L. Wright                         Director
-----------------------------
Robert L. Wright


                                  Exhibit Index


Exhibit No.                          Description
-----------                          -----------

4.1 AFLAC Incorporated 2004 Long-Term Incentive Plan (incorporated herein by reference to Exhibit B to the AFLAC 2004 Proxy Statement, filed March 15,
     2004).*

4.2 Articles of Incorporation of AFLAC Incorporated, as amended (incorporated herein by reference to Exhibit 3 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2000).*

4.3 Bylaws of AFLAC Incorporated, as amended and restated (incorporated herein by reference to Exhibit 3.1 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2003).*

5.1 Opinion of Joey M. Loudermilk, General Counsel of AFLAC Incorporated, regarding legality of the securities being registered.

23.1 Independent Auditors' Consent.

23.2 Consent of Counsel (included in opinion filed as Exhibit 5.1 hereto).

24.1 Powers of Attorney (included on the signature page of this Registration Statement).

* Incorporated By Reference